Exhibit 99.1

Kubient Reports Second Quarter 2021 Results

NEW YORK – August 16, 2021 – Kubient, Inc. (NasdaqCM: KBNT, KBNTW) (“Kubient” or the “Company”), a cloud-based software platform for digital advertising, today reported financial results for the second quarter ended June 30, 2021.

Second Quarter 2021 and Recent Operational Highlights
•	Revealed figures on the state of ad fraud as identified by the company's proprietary ad fraud detection tool, Kubient Artificial Intelligence (“KAI”)

•	Hired Mike Gavigan and Mark St. Amour as Vice Presidents of Performance Media

•	Joined the Russell Microcap® Index at the conclusion of the 2021 Russell indexes annual reconstitution

•	Elected digital advertising experts Jon Bond and Larry Harris as new members of the Board of Directors

•	Onboarded Kim Kahn as VP of People Operations

•	Appointed former MediaMath and DoubleVerify executive, Leon Zemel, as Chief Product Officer

•
Publisher inventory that Kubient can monetize, or ad impression opportunities, for the Audience Cloud, Kubient’s flexible open marketplace for both advertisers and publishers to reach, monetize and connect their audiences, increased 54.6% from Q1 2020 to Q2 2021

•	The number of total direct publisher partnerships that have authorized Kubient to sell their inventory is currently 3,568

•	During the three months ended June 30, 2021, the number of KAI audits scheduled by prospective customers was 13. For the first six-months of 2021, the Company has scheduled 27 KAI audits

Management Commentary
“The past few months have been encouraging, as we executed a non-binding LOI with an acquisition target, witnessed a surge in demand for KAI audits from prospective customers and supplemented our senior leadership team with highly experienced individuals," said Kubient Founder, Chairman, CSO, and Interim CEO Paul Roberts. "After an extensive M&A vetting process, we believe that we have identified an ad-tech company that has created a unique ad unit for publishers to monetize their traffic. This company could provide us access to the publishers, brands and DSPs that use this technology to sell and buy media, respectively, and might also help us capture all the data that flows in between those partners, thereby potentially increasing the power of KAI to identify and prevent non-human traffic. As such, we have executed a non-binding LOI in order to initiate due diligence regarding a possible acquisition or other business combination with the company. There can be no assurances that the non-binding LOI will result in any such acquisition or business transaction, but we look forward to providing public updates through the proper Regulation FD channels when and if deemed appropriate.

“Additionally, although we face macro-economic headwinds of current supply outweighing demand in the job market, we plan to be selective in our onboarding process of bringing top talent within our sales and engineering teams. As we head into the second half of the year, we’re confident that our forward-looking strategies of hiring the right employees, partnering with high-quality partners and customers, an active M&A strategy with Lake Street Capital Markets, which assisted in identifying the acquisition target and will continue to assist us in identifying additional targets, and a compelling slate of industry leading products will prime us for growth in our efforts of transitioning Kubient from a start-up to an industry leading ad-tech marketplace.”

Second Quarter 2021 Financial Results
Net revenues increased to approximately $498,000 compared to approximately $92,000 in the same period last year. The year-over-year increase in net revenue was primarily due to the increase in revenue from one new customer during the three months ended June 30, 2021.

Technology expenses increased to approximately $620,000 from approximately $497,000 in the same period last year. The year-over-year increase was as a result of increases in salary expense of approximately $80,000 arising from an increase in technology personnel headcount, consulting expense of approximately $22,000  and cloud hosting costs of approximately $37,000.

General and administrative expenses increased to approximately $1.1 million compared to approximately $602,000 in the same period last year. The year-over-year increase in general and administrative expenses was primarily due to increases in salary expense of approximately $154,000 arising from an increase in general and administrative headcount, approximately $259,000 in professional fees and approximately $118,000 of insurance expense.

GAAP net loss was approximately $1.7 million, or $(0.12) loss per share, compared to a net loss of approximately $1.5 million, or $(0.42) loss per share, in the same year-ago period. The year-over-year increase in net loss was primarily due to increases in operating expenses as enumerated above.

Adjusted EBITDA, a non-GAAP measure, decreased to approximately $(1.6) million, compared to an adjusted EBITDA of approximately $(957,000) in the same period last year.

As of June 30, 2021, the Company had a cash balance of approximately $30.5 million.

Conference Call
Kubient will hold a conference call today (August 16, 2021) at 4:30 p.m. Eastern time (1:30 p.m. Pacific time) to discuss these results.

Kubient management will host the conference call, followed by a question and answer period.

U.S. dial-in: 1-800-915-4586
International dial-in: 1-212-231-2914

Please call the conference telephone number 10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Gateway Investor Relations at 949-574-3860.

The conference call will be broadcast live and available for replay here and via the Investor Relations section of Kubient’s website.

A telephonic replay of the conference call will be available after 7:30 p.m. Eastern time on the same day through August 23, 2021.

Toll-free replay number: 1-844-512-2921
International replay number: 1-412-317-6671
Replay ID: 21996441

About Kubient
Kubient is a technology company with a mission to transform the digital advertising industry to audience-based marketing. Kubient’s next generation cloud-based infrastructure enables efficient marketplace liquidity for buyers and sellers of digital advertising. The Kubient Audience Cloud is a flexible open marketplace for advertisers and publishers to reach, monetize and connect their audiences. The Company’s platform provides a transparent programmatic environment with proprietary artificial intelligence-powered pre-bid ad fraud prevention, and proprietary real-time bidding (RTB) marketplace automation for the digital out of home industry. The Audience Cloud is the solution for brands and publishers that demand transparency and the ability to reach audiences across all channels and ad formats. For additional information, please visit https://kubient.com.

Forward-Looking Statements
The information contained herein includes forward-looking statements. These statements relate to future events or to our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond our control and which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects our current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We assume no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future. The safe harbor for forward-looking statements contained in the Securities Litigation Reform Act of 1995 protects companies from liability for their forward-looking statements if they comply with the requirements of the Act.

Non-GAAP Measures
The Company defines EBITDA as net income (loss) before interest (including non-cash interest), taxes and depreciation and amortization. The Company defines Adjusted EBITDA as EBITDA, further adjusted to eliminate the impact of certain non-recurring items and other items that we do not consider in our evaluation of our ongoing operating performance from period to period. These items will include stock-based compensation that the Company does not believe reflects the underlying business performance.

EBITDA and Adjusted EBITDA is a financial measure that is not calculated in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). Management believes that because Adjusted EBITDA excludes (a) certain non-cash expenses (such as depreciation, amortization and stock-based compensation) and (b) expenses that are not reflective of the Company’s core operating results over time (such as stock-based compensation expense), this measure provides investors with additional useful information to measure the Company’s financial performance, particularly with respect to changes in performance from period to period. The Company’s management uses EBITDA and Adjusted EBITDA (a) as a measure of operating performance, (b) for planning and forecasting in future periods, and (c) in communications with the Company’s board of directors concerning the Company’s financial performance. The Company’s presentation of EBITDA and Adjusted EBITDA are not necessarily comparable to other similarly titled captions of other companies due to different methods of calculation and should not be used by investors as a substitute or alternative to net income or any measure of financial performance calculated and presented in accordance with U.S. GAAP. Instead, management believes EBITDA and Adjusted EBITDA should be used to supplement the Company’s financial measures derived in accordance with U.S. GAAP to provide a more complete understanding of the trends affecting the business.

Although Adjusted EBITDA is frequently used by investors and securities analysts in their evaluations of companies, Adjusted EBITDA has limitations as an analytical tool, and investors should not consider it in isolation or as a substitute for, or more meaningful than, amounts determined in accordance with U.S. GAAP. Some of the limitations to using non-GAAP measures as an analytical tool are (a) they do not reflect the Company’s interest income and expense, or the requirements necessary to service interest or principal payments on the Company’s debt, (b) they do not reflect future requirements for capital expenditures or contractual commitments, and (c) although depreciation and amortization charges are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and non-GAAP measures do not reflect any cash requirements for such replacements.

Kubient Investor Relations
Gateway Investor Relations
Matt Glover and John Yi
T: 1-949-574-3860
Kubient@gatewayir.com

Kubient, Inc.
Condensed Consolidated Statements of Operations
(Unaudited)

	For the Three Months Ended June 30,
	2021	2020

Net Revenues	$497,568	$91,537

Operating Expenses:
Sales and marketing	504,380	110,252
Technology	619,692	497,157
General and administrative	1,108,280	601,828
Total Operating Expenses	2,232,352	1,209,237
Loss From Operations	(1,734,784)	(1,117,700)
Other (Expense) Income:
Interest expense	(1,576)	(296,516)
Interest expense - related parties	-	(101,637)
Interest income	33,355	33
Gain on forgiveness of accounts payable - supplier	-	-
Other income	-	10,500
Total Other Income (Expense)	31,779	(387,620)
Net Loss	$(1,703,005)	$(1,505,320)
Net Loss Per Share - Basic and Diluted	$(0.12)	$(0.42)
Weighted Average Common Shares Outstanding -
Basic and Diluted	13,983,195	3,601,838

Kubient, Inc.
Consolidated Balance Sheets

	June 30, 2021	December 31, 2020
	(unaudited)
Assets

Current Assets:
Cash	$30,462,437	$24,782,128
Accounts receivable, net	494,940	1,373,754
Prepaid expenses and other current assets	160,417	107,651
Total Current Assets	31,117,794	26,263,533
Intangible assets, net	2,562,717	1,071,850
Property and equipment, net	23,259	17,166
Deferred offering costs	33,905	10,000
Total Assets	$33,737,675	$27,362,549
Liabilities and Stockholders' Equity
Current Liabilities:
Accounts payable - suppliers	$352,089	$336,028
Accounts payable - trade	715,279	1,106,604
Accrued expenses and other current liabilities	492,540	1,032,282
Notes payable	328,753	218,461
Total Current Liabilities	1,888,661	2,693,375
Notes payable, non-current portion	77,337	187,629
Total Liabilities	1,965,998	2,881,004
Commitments and contingencies (Note 6)
Stockholders' Equity:
Preferred stock, $0.00001 par value; 5,000,000 shares authorized;
No shares issued and outstanding as of June 30, 2021 and December 31, 2020	-	-
Common stock, $0.00001 par value; 95,000,000 shares authorized;
14,252,885 and 11,756,109 shares issued and outstanding as of June 30, 2021 and December 31, 2020, respectively	143	118
Additional paid-in capital	51,560,228	40,770,504
Accumulated deficit	(19,788,694)	(16,289,077)
Total Stockholders' Equity	31,771,677	24,481,545
Total Liabilities and Stockholders' Equity	$33,737,675	$27,362,549

Kubient, Inc.
Consolidated Statements of Cash Flows
(Unaudited)

	For the Six Months Ended June 30,
	2021	2020

Cash Flows From Operating Activities:
Net loss	$(3,499,617)	$(1,563,418)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	159,293	139,145
Bad debt expense	-	3,734
Gain on forgiveness of accounts payable - supplier	-	(236,248)
Stock-based compensation:
Stock options	5,085	10,817
Common stock	255,667	73,125
Amortization of debt discount and debt issuance costs	-	585,409
Amortization of debt discount and debt issuance costs - related parties	-	173,236
Changes in operating assets and liabilities:
Accounts receivable	878,814	(537,681)
Prepaid expenses and other current assets	(52,766)	(1,317)
Accounts payable - suppliers	16,061	(7,999)
Accounts payable - trade	(404,930)	209,292
Accrued expenses and other current liabilities	(334,280)	373,284
Accrued interest	(3,975)	133,741
Accrued interest - related parties	-	37,355
Net Cash Used In Operating Activities	(2,980,648)	(607,525)
Cash Flows From Investing Activities:
Purchase of intangible assets	(1,114,072)	(355,019)
Purchase of property and equipment	(10,181)	(2,316)
Net Cash Used In Investing Activities	(1,124,253)	(357,335)
Cash Flows From Financing Activities:
Proceeds from exercise of warrants [1]	9,787,149	-
Proceeds from exercise of options	8,361
Proceeds from issuance of notes payable	-	406,190
Proceeds from issuance of notes payable - related parties	-	585,000
Payment of deferred offering costs	(10,300)	(15,000)
Net Cash Provided By Financing Activities	9,785,210	976,190
Net Increase In Cash	5,680,309	11,330
Cash - Beginning of the Period	24,782,128	33,785
Cash - End of the Period	$30,462,437	$45,115

Kubient, Inc.
Reconciliation Adjusted EBITDA
(Unaudited)

	For the Three Months Ended June 30,
	2021	2020
Net Loss	$(1,703,005)	$(1,505,320)
Interest expense	1,576	296,516
Interest expense - related parties	-	101,637
Interest income	(33,355)	(33)
Depreciation and amortization	81,914	88,030
EBITDA	(1,652,870)	(1,019,170)
Adjustments:
Stock-based compensation expense	19,538	62,423
Adjusted EBITDA	$(1,633,332)	$(956,747)
Adjusted Loss Per Share	$(0.12)	$(0.27)
Weighted Average Common Shares Outstanding -
Basic and Diluted	13,983,195	3,601,838